Exhibit 99.1
NEWS BULLETIN FROM
FOR FURTHER INFORMATION

Investors:	Media:
James Trouba	Dorothy Chisholm
Tel: (248) 848-8896	Tel: (248) 848-2283
jtrouba@covansys.com	dchisholm@covansys.com
FOR IMMEDIATE RELEASE
COVANSYS REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS
Focus on Global Outsourcing Solutions and
Continued Expansion in Key Verticals Drives Record Revenue in 2006
Pro Forma Revenue Increased 21%
and Pro Forma Income from Operations Increased 20% in 2006
FARMINGTON HILLS, MI, March 8, 2007 — Covansys Corporation (NASDAQ: CVNS), a global consulting and technology services company, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2006.
Covansys reported revenue of $116.9 million in the fourth quarter compared with $110.0 million in the fourth quarter of 2005 and $110.9 million in the third quarter of 2006. For the full fiscal year 2006, revenue was $455.5 million, an increase of 4.9% compared with revenue of $434.1 million in fiscal year 2005. Effective June 1, 2006, Covansys completed the sale of its state and local government consulting practice to Saber Solutions, Inc. Pro forma revenue, excluding the state and local government practice, was $433.6 million in 2006, an increase of 21.0% compared with $358.4 million in 2005.
Gross profit for 2006 was $123.2 million or 27.0% of revenue, compared with $118.0 million, or 27.2% of revenue, for 2005. Pro forma gross profit was $123.5 million in 2006, up nearly 15% as compared with pro forma gross profit of $107.8 million in 2005.
The Company reported income from operations of $48.3 million for the year ended December 31, 2006, an increase of 5.2% compared with $45.9 million for 2005. Pro forma income from operations, excluding the state and local government practice, was $51.5 million in 2006 compared with $43.1 million in 2005, an increase of approximately 20%.

Covansys generated net income of $10.3 million for the quarter ended December 31, 2006, as compared to $10.3 million in the prior quarter and $9.6 million in the fourth quarter of 2005. For the full year 2006, net income was $35.9 million compared with $37.5 million in 2005. Pro forma net income, excluding the state and local government practice, was $37.9 million in 2006 compared with $35.9 million in 2005.
The effective tax rate in 2006 was 32.6% compared with 23.3% in 2005. The 2006 tax rate was negatively impacted by the mix in earnings from domestic and foreign operations, which added approximately two percentage points to the effective tax rate when compared with the effective tax rate in 2005. The effective tax rate in 2005 benefited from the adjustment of previously recorded tax reserves of $3.2 million, or approximately six percentage points, due to the expiration of the statute of limitation for the tax years to which the reserves related. The Company is undertaking tax planning strategies to align the mix in earnings from domestic and foreign operations to lower its overall tax rate to be comparable with our competitors.
Net income in the fourth quarter of 2006 was $0.27 per share (on a diluted basis), compared with $0.25 per share (on a diluted basis) for the same period in 2005. For the full year of 2006, net income was $0.95 per share (on a diluted basis) compared to $0.99 per share (on a diluted basis) in 2005. Pro forma net income, excluding the state and local government practice, was $1.00 per share (on a diluted basis) in 2006 compared with $0.94 per share (on a diluted basis) in 2005. For the full year 2005, net income includes the adjustment of previously recorded tax reserves of $3.2 million, as stated above. Diluted earnings per share in the fourth quarter of 2006 and for the year was affected by the dilutive impact of common stock warrants of approximately 1,491,000 and 384,000 additional shares, respectively.
“I am pleased with our outstanding progress in executing on our strategic plan in 2006,” said Raj Vattikuti, Covansys’ president and chief executive officer. “With the sale of our state and local government practice, we are now a more focused company dedicated to providing global outsourcing solutions. Our record revenue demonstrates our success in further penetrating key verticals — most notably financial services and healthcare. We have also expanded our core service offerings beyond Application Maintenance and Development Outsourcing services to include ERP, Infrastructure Services, Technology in SOA and Business Intelligence, Testing, and BPO. As a result, our commercial segment grew at a 20% rate. While there is still more work to be done to further reduce costs and enhance efficiency, we are confident that our efforts in 2006 have positioned Covansys for even greater long-term growth and success.”
Highlights of Covansys’ fiscal 2006 include:
•	Completed the sale of the company’s state and local government consulting practice to Saber Solutions, Inc;

•	Increased global headcount by 1,400 employees and consultants, or over 19% to reach 8,700, as compared to Covansys’ total headcount of 7,300 at the end of fiscal 2005 prior to the sale of the state and local government practice;

•	Repurchased approximately 1.6 million shares of Covansys common stock for approximately $24 million. As of December 31, 2006, the Company had approximately 36.4 million shares of common stock outstanding;

•	Penetrated into Tier 1 business, which included two major payment services companies, a large financial services company, and two healthcare companies; and

•	Ramped up over 600 highly skilled consultants and delivered very high quality products within one year.
Additional Financial Results
Domestic utilization was 86.2% in the fourth quarter of 2006, up from 84.1% in the fourth quarter of 2005, and a slight increase over last quarter from 85.9%. Utilization in India was 79.8% for the fourth quarter, up from 72.9% in the fourth quarter of 2005, a slight decline over last quarter when utilization in India was 80.3%.
The Company had $122.3 million in cash and short-term investments at the end of the fourth quarter of 2006. Cash from operations for 2006 was $35.5 million.
Progress in Global Operating Structure
Covansys also announced that it is in the process of implementing a strategic reorganization of its operating structure. Account teams are being established to provide superior service in a number of industries, including:
•	Financial Services

•	Healthcare

•	Retail and Distribution

•	Manufacturing and Utilities
The Company anticipates that this structural evolution will allow it to provide a higher level of service within key industries and a higher level of specialized expertise to its clients.
“Through this strategic reorganization, we will be well equipped to offer a broader range of industry-tailored services to our clients,” said Mr. Vattikuti. “In effect, we are taking a good model and improving upon it to better meet the evolving needs of our clients, and as a result, we expect to further penetrate our existing client accounts. We also anticipate that our enhanced operational capabilities will facilitate the further expansion of our account portfolio into new verticals.”
Outlook
Jim Trouba, Covansys’ chief financial officer, noted, “During 2006 we were successful in improving the company’s already strong financial position, even as we executed on our share repurchase program. We are committed to driving continued growth, improving our tax rate, and creating shareholder value in 2007, and as always, we will be disciplined in deploying our shareholders’ capital to achieve these objectives.”

Mr. Vattikuti concluded, “Covansys delivered solid financial and operational results in 2006 and we are confident that we can achieve even greater success in 2007 as a pure-play provider of global outsourcing solutions. The success of our flexible delivery model in the last year demonstrated our ability to compete with Tier-1 providers and we are confident that our improved operating structure will enable us to sustain and accelerate growth. By the end of 2006, we had approximately 50 multi-million dollar accounts and we expect that number to increase in 2007. With the support of Covansys’ talented and dedicated employees and consultants around the world, we will continue to execute on our plan to drive increased revenue, improved profitability and enhanced value for our shareholders.”
Conference Call
Covansys will host a conference call on Monday, March 12, 2007 at 10:00 a.m. Eastern Time to discuss its financial results for the fourth quarter and full year ended December 31, 2006. Interested parties may access the call by dialing 866-700-7477 or 617-213-8840 from outside North America and entering the passcode 51790914. The call may also be accessed via the Internet on the company’s website, www.covansys.com.
A replay of the call will be available beginning at approximately 1:00 p.m. Eastern Time on March 12, 2007 through midnight on March 26, 2007 by dialing 888-286-8010 or 617-801-6888 and entering the passcode 19337464. The replay will also be available on the company’s website, www.covansys.com, for 90 days.
About Covansys
Headquartered in Michigan, Covansys Corporation (Nasdaq: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Clients gain competitive advantage by leveraging our unique global delivery capability to achieve rapid deployment, world-class quality and reduced costs. Covansys is known for strategic outsourcing and technology solutions in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Founded in 1985, Covansys now has more than 8,700 consultants and employees worldwide. Covansys was one of the first U.S.- based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings. Two of the company’s three wholly-owned development centers in India are assessed at Level 5 in SEI CMM(R). All three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R), and five global facilities are BS7799-2:2002 certified. For more information visit: http://www.covansys.com.
Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” under the federal securities laws. These forward looking statements are subject to a number of substantial risks and uncertainties and may be identified by the words “will,” “anticipate,’’ “believe,’’ “estimate,’’ “expect’’ or “intend” and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include internal control weaknesses, costs, variability of operating results, failure to recruit, train and retain skilled IT professionals, impact of changes in estimates on fixed-price projects, exposure to regulatory, political and general economic conditions in India and Asia, short term nature and termination provisions of contracts, competition in the IT services industry, economic conditions unique to clients in specific industries, the success of the company to negotiate contract renewals at comparable terms, limited protection of intellectual property rights, infringement by our services on the property rights of others, legal liability and damage to our professional reputation from claims made against our work, and risks related to merger, acquisition and strategic investment strategy. You should not place undue reliance on any forward-looking statements contained herein. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances or for any other reason.
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COVANSYS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2006		2005		2006		2005

Revenue		$116,859		$109,961		$455,471		$434,120

Cost of revenue		82,768		81,676		332,307		316,109

Gross profit		34,091		28,285		123,164		118,011

Selling, general and administrative		19,406		17,446		74,649		72,097

Net loss on sale of businesses		—		—		218		—

Income from operations		14,685		10,839		48,297		45,914

Interest expense		7		—		41		495

Other income(expense), net		1,153		2,079		5,012		3,507

Income before income taxes		15,831		12,918		53,268		48,926

Provision for income taxes		5,544		3,295		17,348		11,388

Net income		$10,287		$9,623		$35,920		$37,538

Earnings Per Share:
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted

Net income	$0.28	$0.27	$0.26	$0.25	$0.97	$0.95	$1.00	$0.99

Weighted average common shares	36,314	38,392	37,388	38,033	36,855	37,694	37,364	37,960

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COVANSYS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited, in thousands)

	December 31,	December 31,
	2006	2005
Current Assets:
Cash and cash equivalents	$91,007	$58,030
Short-term investments	31,270	23,332

	122,277	81,362

Accounts receivable, net	94,229	82,526

Revenues earned in excess of billing, net	2,981	25,632

Prepaid expenses and other	12,321	15,117

Total current assets	231,808	204,637

Property and equipment, net	33,955	36,656

Goodwill, net	22,545	21,893

Other assets	9,020	8,075

Total Assets	$297,328	$271,261

Current liabilities	$58,003	$59,727

Other liabilities	7,695	3,674

Shareholders’ equity	231,630	207,860

Total Liabilities and Shareholders’ Equity	$297,328	$271,261

COVANSYS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2006	2005
Net income	$35,920	$37,538
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	12,371	13,145
Loss on disposal and obsolescence of property and equipment	260	155
Loss on sale of businesses	218	—
Provision for and write-off of doubtful accounts	520	63
Provision for deferred income taxes	907	1,316
Stock based compensation cost	1,446	—
Impairment of long-lived assets	—	52
Gain from sale of development center	—	(1,000)
Loss(gain) from sale of short-term investments	(52)	5
Gain from sale of long-term investment	(915)	—
Other	—	(6)
Change in assets and liabilities	(15,170)	421

Net cash provided by operating activities	35,505	51,689

Cash flows from investing activities:
Investment in property, equipment and other	(14,587)	(16,991)
Proceeds from sale of development center	200	800
Proceeds from sale of business	33,528	—
Gain from sale of property and equipment	1,382	—
Gain from sale of long-term investment	915	—
Proceeds from sale of available-for-sale securities	140,798	130,642
Purchases of available-for-sale securities	(148,215)	(131,833)
Investment in computer software	—	(83)
Business acquisitions net of cash acquired	—	(7,022)

Net cash provided by (used in) investing activities	14,021	(24,487)

Cash flows from financing activities:
Repayment of subordinated notes	—	(17,500)
Net proceeds from issuance of common stock	—	—
Net proceeds from exercise of stock options and other, net	5,450	3,509
Tax benefit from stock options exercised	1,006	—
Repurchases of common stock	(23,982)	(4,803)

Net cash (used in) financing activities	(17,526)	(18,794)
Effect of exchange rate changes on cash	977	(219)

Increase (decrease) in cash and cash equivalents	32,977	8,189
Cash and cash equivalents at beginning of period	58,030	49,841

Cash and cash equivalents at end of period	$91,007	$58,030

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COVANSYS CORPORATION
CONDENSED CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,
	2006			2005
		State and Local			State and Local
		Consulting			Consulting
	As reported	Practice	Proforma	As reported	Practice	Proforma
Revenue	$116,858	$—	$116,858	$109,961	$14,422	$95,539
Cost of revenue	82,767	—	82,767	81,676	14,355	67,321

Gross profit (loss)	34,091	—	34,091	28,285	67	28,218

Selling, general, and administrative expenses	19,406	—	19,406	17,446	1,405	16,041
Loss (gain) on sale of businesses	—	—	—	—	—	—

Income (loss) from operations	14,685	—	14,685	10,839	(1,338)	12,177

Interest income and other	(1,146)	—	(1,146)	(2,079)	—	(2,079)

Income (loss) before provision (benefit) for income taxes	15,831	—	15,831	12,918	(1,338)	14,256

Provision (benefit) for income taxes	5,544	—	5,544	3,295	(535)	3,830

Net income (loss)	$10,287	$—	$10,287	$9,623	$(803)	$10,426

Earnings per share:
Basic	$0.28		$0.28	$0.26		$0.28

Diluted	$0.27		$0.27	$0.25		$0.27

COVANSYS CORPORATION
CONDENSED CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Year Ended December 31,
	2006			2005
		State and Local			State and Local
		Consulting			Consulting
	As reported	Practice	Proforma	As reported	Practice	Proforma
Revenue	$455,471	$21,905	$433,566	$434,120	$75,741	$358,379
Cost of revenue	332,307	22,231	310,076	316,109	65,529	250,580

Gross profit (loss)	123,164	(326)	123,490	118,011	10,212	107,799

Selling, general, and administrative expenses	74,649	2,627	72,022	72,097	7,419	64,678
Loss (gain) on sale of businesses	218	285	(67)	—	—	—

Income (loss) from operations	48,297	(3,238)	51,535	45,914	2,793	43,121

Interest income and other	(4,971)	—	(4,971)	(3,012)	—	(3,012)

Income (loss) before provision (benefit) for income taxes	53,268	(3,238)	56,506	48,926	2,793	46,133

Provision (benefit) for income taxes	17,348	(1,295)	18,643	11,388	1,117	10,271

Net income (loss)	$35,920	$(1,943)	$37,863	$37,538	$1,676	$35,862

Earnings per share:
Basic	$0.97		$1.03	$1.00		$0.96

Diluted	$0.95		$1.00	$0.99		$0.94